UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2012

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 12, 2012 CardioNet, Inc. (the “Company”)  settled the patent infringement action brought on September 25, 2009  by LifeWatch Services, Inc., and Card Guard Scientific Survival, Ltd. (“Lifewatch”), the licensee and owner, respectively, of U.S. Patent Nos. 7,542,878 B2 (“the ‘878 Patent”) and 5,730,143 (“the ‘143 Patent”), collectively (“Licensed Patents”) against the Company’s wholly owned subsidiary, Braemar Inc. (“Braemar”) and one of its customers, eCardio Diagnostics, LLC (“eCardio”), in Federal District Court for the Northern District of Illinois, File No. 09-CV-6001.  In this matter, Lifewatch alleged that Braemar and eCardio had infringed the Licensed Patents. This matter has previously been disclosed under the heading “Legal Proceedings” in the Company’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2011, and most recently in the Company’s Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2012.  Pursuant to the terms of the settlement agreement, the Company will pay Lifewatch a lump sum of $250,000 dollars for a fully paid- up license, release, and covenant not to sue under the Licensed Patents for Braemar products.  The covenant not to sue extends to Braemar’s customers, including eCardio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

June 18, 2012	By:	/s/ Peter Ferola

		Name:	Peter Ferola
		Title:	Senior Vice President & General Counsel